Exhibit 99.2
DOANE PET CARE ANNOUNCES CASH TENDER OFFERS AND CONSENT
SOLICITATIONS FOR DOANE’S OUTSTANDING 10 3/4% SENIOR NOTES DUE 2010 AND
10 5/8% SENIOR SUBORDINATED NOTES DUE 2015
Nashville, Tennessee, May 12, 2006 — Doane Pet Care Company (“Doane”) today commenced cash tender offers for its $213.0 million aggregate principal amount of 10 3/4% Senior Notes due 2010 (the “2010 Notes”) and $152.0 million aggregate principal amount of 10 5/8% Senior Subordinated Notes due 2015 (the “2015 Notes” and, together with the 2010 Notes, the “Notes”). In connection with the tender offers, Doane is soliciting consents to proposed amendments that would, among other things, eliminate most of the restrictive covenants contained in the indentures governing the Notes. The tender offers will expire at 5:00 p.m., prevailing eastern time, on June 12, 2006, unless either or both tender offers are earlier terminated or extended (such date and time, as the same may be extended, the “Expiration Date”). The solicitations of consents will expire at 5:00 p.m., prevailing eastern time, on May 25, 2006, unless either or both solicitations are earlier terminated or extended (such date and time, as the same may be extended, the “Consent Date”).
Both tender offers and consent solicitations are being made pursuant to the terms and subject to the conditions set forth in an Offer to Purchase and Consent Solicitation Statement, dated May 12, 2006, which statement contains a description of the specific terms and conditions of the tender offers and consent solicitations.
Doane is commencing the tender offers and consent solicitations in connection with and subject to the consummation of the previously announced acquisition by Mars, Incorporated of Doane’s parent corporation, Doane Pet Care Enterprises, Inc. Each tender offer is conditioned upon, among other things, the closing of the acquisition as well as receipt of the tender and consent of at least a majority in aggregate principal amount of the 2010 Notes and 2015 Notes outstanding.
Subject to certain exceptions set forth in the Offer to Purchase and Consent Solicitation Statement, tenders of Notes may be withdrawn and consents may be revoked at any time until the earlier of 5:00 p.m., prevailing eastern time, on the applicable Consent Date and the time and date upon which Doane gives notice to the trustee and announces in a press release that it has received the requisite consents. Notes tendered and consents delivered after such time may not be withdrawn or revoked, respectively.
In accordance with the Offer to Purchase and Consent Solicitation Statement, Doane is offering to purchase the Notes using fixed-spread pricing in accordance with the following securities table:

		Outstanding					Relevant
Security	First Call	Principal	First Call	Fixed	Consent	Reference	Bloomberg	Cusip
Description	Date	Amount	Price	Spread	Payment	Security	Page	Numbers
10 3/4% Senior Notes due 2010	March 1, 2007	$213,000,000	$1,053.75	+50 bps	$30	3.375% U.S. Treasury Notes due February 28, 2007	PX3	256006AD9

10 5/8% Senior Subordinated Notes due 2015	November 15, 2010	$152,000,000	$1,053.13	+50 bps	$30	4.50% U.S. Treasury Notes due November 15, 2010	PX6	256006AF4

Subject to the terms and conditions of the tender offers and consent solicitations, the total consideration to be paid for each validly tendered (and not validly withdrawn) 2010 Note and 2015 Note will be paid in cash and calculated based on the present value as determined at 2:00 p.m. on the business day following the Consent Date of the required payments to, and the redemption premium as of March 1, 2007 (in the case of the 2010 Notes) and November 15, 2010 (in the case of the 2015 Notes), a discount rate equal to the bid-side yield of the 3.375% U.S. Treasury Note due February 28, 2007 (in the case of the 2010 Notes) and the bid-side yield of the 4.50% U.S. Treasury Note due November 15, 2010 (in the case of the 2015 Notes), plus in each case 50 basis points. Holders who tender their Notes at or prior to 5:00 p.m., prevailing eastern time, on the applicable Consent Date will be eligible to receive the total consideration, which includes a consent payment equal to $30 per $1,000 principal amount of Notes. Holders of the Notes who tender their Notes after 5:00 p.m., prevailing eastern time, on the Consent Date but at or prior to 5:00 p.m., prevailing eastern time, on the applicable Expiration Date will not be eligible to receive the $30 consent payment.
In addition, Doane also will pay accrued and unpaid interest to but not including, the applicable settlement date on all Notes accepted in the applicable tender offers. The settlement date for each tender offer is expected to occur promptly after the Expiration Date.
Doane has retained Lehman Brothers to serve as the Lead Dealer Manager for the tender offers and the Lead Solicitation Agent for the consent solicitations. CIBC World Markets Corp. and Harris Nesbitt Corp. have been retained to serve as Co-Dealer Managers and Co-Solicitation Agents, and D. F. King & Co., Inc. has been retained to serve as the Tender Agent and Information Agent for the tender offers and consent solicitations. Requests for documents may be directed to D. F. King & Co. Inc. by telephone at (800) 487-4870 or (212) 269-5550, or in writing at 48 Wall Street, 22nd Floor, New York, NY 10005. Questions regarding the tender offers may be directed to Lehman Brothers, by telephone at (800) 438-3242 or (212) 528-7581.
This press release does not constitute an offer to purchase or a solicitation of consents, which may be made only pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement. In any jurisdiction where the laws require the tender offers or consent solicitations to be made by a licensed broker or dealer, the tender offers or consent solicitations shall be deemed made on behalf of Doane by Lehman Brothers or one or more registered brokers or dealers under the laws of such jurisdiction.
About Doane Pet Care Company
Doane Pet Care Company, based in Nashville, Tennessee, is a leading manufacturer of dry pet food in the United States. Doane is also a leading manufacturer of store brand pet food in Europe. Doane sells to approximately 650 customers around the world and serves many of the top pet food retailers in North America and Europe. Doane offers its customers a full range of pet food products for dogs and cats, including dry, wet, soft-dry, treats and dog biscuits.
Forward-Looking Statements
All statements in this press release, including comments made regarding Doane’s intention to commence tender offers for all of its 2010 Notes and 2015 Notes, other than statements of historical facts, are “forward-looking statements”. Readers should not place undue reliance on any forward-looking statements, which speak only as of the date made. Although Doane believes the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. It is important to note that actual results could differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially include without limitation: reliance on a few customers for a large portion of Doane’s sales and its ability to maintain relationships with these customers; Doane’s exposure to, and ability to manage, its market risks relating to commodity, oil and natural gas prices, interest rates and foreign currency exchange rates; changes in demand for Doane’s products; future capital expenditures and Doane’s ability to finance these capital expenditures; Doane’s ability to make required principal and interest payments on its senior credit facility and other indebtedness and to comply with the financial covenants under its debt agreements; Doane’s business strategies and other plans and objectives for future operations; general economic and business conditions and changes in market trends; business opportunities that may be presented to and pursued by Doane from time to time; risks related to Doane’s international operations; risks related to product liability claims and product recalls; the outcome of any legal proceedings in which Doane or any of its subsidiaries may be a party; the impact of existing and new accounting pronouncements; and other factors. Further information concerning factors that could cause actual results to differ materially from those in the forward-looking statements are contained from time to time in Doane’s SEC filings, including without limitation Doane’s 2005 Annual Report on Form 10-K. Doane undertakes no obligation to update or revise the forward-looking statements for any new information, future events or otherwise. All forward-looking statements attributable to Doane are expressly qualified in their entirety by this cautionary statement.
CONTACT: Philip K. Woodlief, Vice President, Finance and Chief Financial Officer     Tel: (615) 373-7774
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